                                                                    Exhibit 99.1

                                                                [GLOBECOMM LOGO]

           GLOBECOMM SYSTEMS ANNOUNCES RECORD REVENUES FOR FISCAL 2005
                 SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

           o   Revenue Increase of 23.3% in the Second Quarter of Fiscal 2005
                       as Compared to Second Quarter of Fiscal 2004

           o   Earnings Per Share of $0.07 in the Second Quarter of Fiscal
                2005, or $0.03 Excluding Non-Recurring Gain, as Compared
               to Loss Per Share of $0.05 in Second Quarter of Fiscal 2004

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--February 2, 2005--Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the fiscal 2005 second quarter and six-months ended December 31, 2004.

Fiscal 2005 Second Quarter Results

Revenues for the Company's fiscal 2005 second quarter ended December 31, 2004 increased 23.3% to a record $29.2 million, compared to $23.7 million in the same period last year. The increase in revenues was primarily the result of increased infrastructure sales activity in the government marketplace, coupled with a general overall improvement in the telecommunications industry segments that the
Company serves.

Net income for the Company's fiscal 2005 second quarter increased 252% to $1.0 million, or $0.07 per diluted share, compared to a net loss of $0.7 million, or
$0.05 per diluted share, in the second quarter of fiscal 2004. Net income for the second quarter of fiscal 2005 included a $0.5 million non-recurring gain relating to a settlement with a major customer announced on July 7, 2004, or
$0.04 per diluted share, which is reflected as a reduction in costs from ground segment systems, networks and enterprise solutions.

The turnaround in the Company's net loss to a net profit was primarily driven by an increase in revenues and an improvement in the overall gross margin of the
Company.

Fiscal 2005 Six-Month Results

Revenues for the Company's fiscal 2005 six-months ended December 31, 2004 increased 23.8% to a record $54.7 million, compared to $44.2 million in the same period last year. The increase in revenues was primarily the result of increased infrastructure sales activity in the government marketplace, coupled with a general overall improvement in the telecommunications industry segments that the
Company serves.

Net income for the first six-months of the Company's fiscal 2005 period ended
December 31, 2004 increased 378.0% to $3.2 million, or $0.21 per diluted share, compared to a net loss of $1.1 million, or $0.09 per diluted share, in the same period last year. The turnaround in the Company's net loss to a net profit was primarily driven by an increase in revenues and an improvement in the overall gross margin of the Company. Net income for the six-months ended December 31,
2004 includes $2.4 million ($0.16 per diluted share) in non-recurring gains relating to a settlement with a major customer announced on July 7, 2004, which is reflected as a $1.5 million reduction in general and administrative expenses and a $0.9 million reduction in costs from ground segment systems, networks and enterprise solutions. The net loss for the six-months ended December 31, 2003 was reduced by a $1.0 million ($0.08 per diluted share) cash recovery in connection with a previously announced termination of services by a major customer in the Middle East, which is reflected as a reduction in general and administrative expenses.

Management's Review of Results

David Hershberg, Chairman and Chief Executive Officer of Globecomm said, "With our third consecutive quarter of profitability, the breadth and diversity of
Globecomm's product and service offerings are beginning to be reflected in the
Company's financial results. We see end-user demand for products and services designed around Internet Protocol ("IP") continuing to grow. Satellite and terrestrial networks ranging from requirements for the battlefield, homeland security initiatives, next generation networks and voice over the Internet, amongst other IP applications, open up an array of opportunities to the Company in the future. As we explore these opportunities, the Company remains committed to our core customer base in providing the best-of-breed infrastructure integration and service capabilities in the marketplace."

Mr. Hershberg continued, "Globecomm entered the third quarter with $30 million of cash, no debt and no amounts outstanding under the new $16.5 million credit facility announced during the second quarter other than secured letters of credit. The strength of our balance sheet should support the Company's current growth phase for the foreseeable future. We are better positioned to benefit from the macro trends that we are witnessing in the marketplace than ever before and are excited about our future prospects."

Management's Current Expectations for the Full Year Ending June 30, 2005

Globecomm continues to expect consolidated revenues for the full year ending
June 30, 2005 to be in excess of $105 million. The Company anticipates achieving full year profitability at this revenue level, excluding the non-recurring gains totaling $2.4 million reflected in the Company's results for the six-months ended December 31, 2004. The Company further anticipates quarterly income statement fluctuations resulting from the nature of the business and the size of certain contracts in backlog.

These expectations reflect the Company's results for the six-months ended
December 31, 2004 and management's current view of the next six-months. Actual results for the fiscal year ending June 30, 2005 will remain susceptible to factors beyond our control in certain areas of the world. These may include, but are not limited to, major disruptions in the marketplaces in which we operate due to political unrest, local violence, global economic recession and changes in United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects.

About Globecomm Systems

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication solutions by leveraging its core satellite ground segment systems and network capabilities, with satellite communication services capabilities.
The solutions Globecomm offers include general contracted complex communications networks, militarized commercial off the shelf products and services and voice over Internet Protocol (VOIP), video broadcast, business recovery, satellite-based terrestrial restoral, content delivery and other networks on a global basis. Globecomm's customers include communications service providers, commercial enterprises, Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington D.C., Hong Kong, the United Kingdom and the United Arab Emirates.

This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems
Inc., including, but not limited to, the information contained within the sections entitled "Management's Review of Results" and "Management's Current
Expectations for the Full Year Ending June 30, 2005." These statements reflect the current beliefs and expectations of the Company. Some matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the
Company's reports filed with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended
June 30, 2004, its Quarterly Reports on Form 10-Q and its Current Reports on
Form 8-K, which the Company urges investors to consider. These risks and other factors include, but are not limited to general political and economic instability in the United States and abroad, including the hostilities in Iraq and Afghanistan, reliance on a small number of contracts for a large portion of the Company's revenue, increasing reliance on Government contracts and the
Company's ability to penetrate emerging markets. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                      THREE MONTHS ENDED                         SIX MONTHS ENDED
                                                DECEMBER 31,      DECEMBER 31,            DECEMBER 31,       DECEMBER 31,
                                                    2004              2003                    2004               2003
                                              ----------------------------------        -----------------------------------

Revenues from ground segment systems,
   networks and enterprise solutions          $    24,693        $     19,891           $       46,279     $        36,922
Revenues from data communications services          4,535               3,809                    8,408               7,239
                                              ----------------------------------        -----------------------------------
Total revenues                                     29,228              23,700                   54,687              44,161
                                              ----------------------------------        -----------------------------------
Costs and operating expenses:
      Costs from ground segment systems,
        networks and enterprise solutions          21,013              17,798                   39,075              33,102
      Costs from data communications                3,714               3,255                    6,908               6,473
        services
      Selling and marketing                         1,383               1,126                    2,552               2,242
      Research and development                        174                 236                      472                 711
      General and administrative                    2,074               2,103                    2,702               2,997
                                              ----------------------------------        -----------------------------------
Total costs and operating expenses                 28,358              24,518                   51,709              45,525
                                              ----------------------------------        -----------------------------------
Income (loss) from operations                         870                (818)                   2,978              (1,364)
Other income:
      Interest income                                  92                  66                      165                 128
      Gain on sale of investment                       40                   -                       40                   -
      Gain on sale of
        available-for-sale                              -                  91                        -                  91
        securities
                                              ----------------------------------        -----------------------------------
Net income (loss)                             $     1,002        $       (661)          $        3,183     $        (1,145)
                                              ==================================        ===================================

Basic net income (loss) per common share      $      0.07        $      (0.05)          $           0.22   $         (0.09)
                                              ==================================        ===================================

Diluted net income (loss) per common share    $      0.07        $      (0.05)          $           0.21   $         (0.09)
                                              ==================================        ===================================

Weighted-average shares used in the
   calculation of basic net income (loss)
   per common share                                14,396              12,575                   14,289              12,576
                                              ==================================        ===================================
Weighted-average shares used in the
   calculation of diluted net income (loss)
   per common share                                14,975              12,575                   14,842              12,576
                                              ==================================        ===================================

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                  DECEMBER 31,           JUNE 30,
                                                                      2004                 2004
                                                              ----------------------------------------
                                                                  (UNAUDITED)

ASSETS
Current assets:
      Cash and cash equivalents                               $       27,040        $       28,252
      Restricted cash                                                  2,484                 1,903
      Accounts receivable, net                                        20,642                14,318
      Inventories                                                     11,014                 3,904
      Prepaid expenses and other current assets                        1,025                 1,274
      Deferred income taxes                                               83                    83
                                                              ----------------------------------------
Total current assets                                                  62,288                49,734
Fixed assets, net                                                     15,475                15,441
Goodwill                                                               7,204                 7,204
Other assets                                                           1,097                 1,096
                                                              ----------------------------------------
Total assets                                                  $       86,064        $       73,475
                                                              ========================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                           $       27,751        $       19,682
Deferred liabilities, less current portion                               828                   987
Total stockholders' equity                                            57,485                52,806
                                                              ----------------------------------------
Total liabilities and stockholders' equity                    $       86,064        $       73,475
                                                              ========================================

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.